EXHIBIT 99.1

SOUTHERN MICHIGAN BANCORP, INC.
51 West Pearl Street
Coldwater, Michigan 49036

FOR IMMEDIATE RELEASE
CONTACT:  John H. Castle, CEO
(517) 279-5500

SOUTHERN MICHIGAN BANCORP, INC. ANNOUNCES FIRST QUARTER 2010 EARNINGS

Coldwater, Michigan, April 28, 2010: Southern Michigan Bancorp, Inc. (OTCBB: SOMC.OB) reported net income of $702,000, or $0.30 per share, for the first quarter ended March 31, 2010, compared to a net loss of $271,000, or $0.12 per share, for the first quarter of 2009.

Total consolidated assets at March 31, 2010 were $464.2 million compared to $462.4 million at December 31, 2009. Cash balances remained elevated as of March 31, 2010 as compared to December 31, 2009 due to maturities in the securities portfolio awaiting reinvestment and anticipated first quarter reduction in the loan portfolio.

Non-performing loans totaled $6,393,000 at March 31, 2010, or 2.00% of total loans, representing a decrease of $1,206,000, or 15.9%, from $7,599,000 at December 31, 2009. Southern provided $200,000 for loan losses during the first quarter of 2010, resulting in an allowance for loan losses of $5,944,000, or 1.83% of loans at March 31, 2010. This compared to $1,450,000 of provision expense for the first quarter of 2009, and an allowance of 2.07% of loans at March 31, 2009. The decrease in the provision for loan losses resulted primarily from reduced charge-offs. Net charge-offs totaled $332,000 for the first quarter of 2010, compared to $1,664,000 during the first quarter of 2009.

Southern's 4.07% net interest margin at March 31, 2010 remained strong when compared to peers and increased slightly from 4.04% at March 31, 2009.

The annualized return on average assets for the three month periods ending March 31, 2010 and 2009 was 0.60% and -0.23%, respectively. The annualized return on average equity was 6.08% for the 2010 first quarter compared to -2.40% for the 2009 first quarter.

John H. Castle, Chairman and Chief Executive Officer of Southern Michigan Bancorp, Inc., stated, "The first quarter of 2010 results were good considering the challenges faced from the current economic and rate environment. However, we continue to spend a lot of time and energy on problem loans. While we were encouraged to see a 15.9% decrease in non-performing assets in the first quarter compared to year-end 2009 levels, as well as a marked decrease in net charge-offs, we continued to see businesses and individuals struggling from the effects of the poor economy."

Southern Michigan Bancorp, Inc. is a bank holding company and the parent company of Southern Michigan Bank & Trust. It operates 18 branches within Branch, Calhoun, Cass, Hillsdale and St. Joseph Counties, providing a broad range of consumer, business and wealth management services throughout the region.

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This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and Southern Michigan Bancorp, Inc. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements include, among others, statements related to real estate valuation, future levels of non-performing loans, the rate of asset dispositions, and the state of the economy. Management's determination of the provision and allowance for loan losses, the appropriate carrying value of intangible assets (including goodwill, mortgage servicing rights and deferred tax assets) and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment) involves judgments that are inherently forward-looking. Management's assumptions regarding pension and other post retirement plans involve judgments that are inherently forward-looking. Our ability to successfully implement new programs and initiatives, increase efficiencies, respond to declines in collateral values and credit quality, maintain our current level of deposits and other sources of funding, and improve profitability is not entirely within our control and is not assured. The future effect of changes in the real estate, financial and credit markets and the national and regional economy on the banking industry, generally, and Southern Michigan Bancorp, Inc., specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements.

Risk factors include, but are not limited to, the risk factors described in "Item 1A - Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2009. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement. We undertake no obligation to update or revise our forward-looking statements to reflect developments that occur or information obtained after the date of this report.

SOUTHERN MICHIGAN BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share data)

	March 31, 2010	December 31, 2009

ASSETS
Cash and due from banks	$39,438	$24,814
Federal funds sold	2,504	2,540
Securities available for sale	52,309	56,948
Loans held for sale	865	605
Loans, net of allowance for loan losses of $5,944 in 2010 (2009 - $6,075)	318,862	327,004
Premises and equipment, net	12,921	12,914
Accrued interest receivable	2,286	2,054
Net cash surrender value of life insurance	9,690	9,881
Goodwill	13,422	13,422
Other intangible assets, net	2,268	2,355
Other assets	9,675	9,872
TOTAL ASSETS	$464,240	$462,409

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest bearing	$54,991	$55,250
Interest bearing	322,807	325,655
Total deposits	377,798	380,905

Securities sold under agreements to repurchase	13,813	14,799
Accrued expenses and other liabilities	4,460	4,039
Other borrowings	15,663	10,832
Subordinated debentures	5,155	5,155
Common stock subject to repurchase obligation in Employee
Stock Ownership Plan, shares outstanding - 103,858 in 2010
(101,999 shares in 2009)	1,142	945
Total liabilities	418,031	416,675

Shareholders' equity:
Preferred stock, 100,000 shares authorized; none issued or outstanding	-	-
Common stock, $2.50 par value per share:
Authorized-4,000,000 shares
Issued-2,340,717 shares in 2010 (2,323,410 shares in 2009)
Outstanding (other than ESOP shares)-2,236,859 shares in 2010 (2,221,411 shares in 2009)	5,592	5,553
Additional paid-in capital	18,162	18,363
Retained earnings	22,648	22,062
Accumulated other comprehensive income, net	215	193
Unearned Employee Stock Ownership Plan shares	(408)	(437)
Total shareholders' equity	46,209	45,734

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$464,240	$462,409

SOUTHERN MICHIGAN BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except per share data)

	Three Months Ended March 31,
	2010	2009

Interest income:
Loans, including fees	$4,801	$4,944
Securities:
Taxable	181	389
Tax-exempt	204	230
Other	23	9
Total interest income	5,209	5,572

Interest expense:
Deposits	1,001	1,288
Other	168	195
Total interest expense	1,169	1,483
Net Interest Income	4,040	4,089
Provision for loan losses	200	1,450
Net Interest Income after provision for loan losses	3,840	2,639

Non-interest income:
Service charges on deposit accounts	570	568
Trust fees	253	251
Net gains on loan sales	120	193
Earnings on life insurance assets	74	84
Gain on life insurance proceeds	156	-
Income from automated teller machines	207	157
Other	244	235
Total non-interest income	1,624	1,488
Non-interest expense:
Salaries and employee benefits	2,501	2,510
Occupancy, net	381	397
Equipment	221	224
Printing, postage and supplies	145	153
Telecommunication expenses	78	91
Professional and outside services	293	385
Software maintenance	111	72
FDIC assessments	169	112
Amortization of other intangibles	87	90
Other	704	713
Total non-interest expense	4,690	4,747
INCOME(LOSS) BEFORE INCOME TAXES	774	(620)
Federal income tax provision (credit)	72	(349)
NET INCOME (LOSS)	$702	$(271)
Basic Earnings (Loss) Per Common Share	$0.30	$(0.12)
Diluted Earnings (Loss) Per Common Share	$0.30	$(0.12)
Dividends Declared Per Common Share	$0.05	$0.05